CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Equipointe Funds and to the use of our report dated September 27, 2005 on the statements of assets and liabilities and of operations as of January 20, 2005 of Equipointe Action Fund and Equipointe Growth & Income Fund (the “Funds”), each a series of beneficial interest in Equipointe Funds.   Such financial statements appear in the Fund’s Statement of Additional Information.

                                                                                BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

September 27, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of

Equipointe Funds

Scottsdale, Arizona

We have audited the accompanying statements of assets and liabilities and of operations of Equipointe Action Fund and Equipointe Growth & Income Fund, each a series of Equipointe Funds, as of January 20, 2005.   These financial statements are the responsibility of the Fund’s management.   Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.   An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.   We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Equipointe Action Fund and Equipointe Growth & Income Fund as of January 20, 2005, in conformity with accounting principles generally accepted in the United States of America.

                                                                               BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

September 27, 2005